EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                  We hereby consent to the references to us under the heading "Independent Accountants" in the Money Market Portfolio; Value Equity Portfolio; Meridian/INVESCO Global Sector Portfolio, Meridian/INVESCO US Sector Portfolio and Meridian/INVESCO Foreign Sector Portfolio prospectuses constituting part of this Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of WRL Series Fund, Inc.

         /S/ PRICE WATERHOUSE LLP
         --------------------------
         PRICE WATERHOUSE LLP

         Kansas City, Missouri
         February 5, 1996